Exhibit 10.2
ARBITRON INC.
1999 STOCK INCENTIVE PLAN
(Amended as of May 15, 2007)
1. Purpose of Plan.
     The purpose of the Arbitron Inc. 1999 Stock Incentive Plan (the “Plan”) is to advance the interests of Arbitron Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.
2. Definitions.
     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:
     2.1 “Board” means the Board of Directors of the Company.
     2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.
     2.3 “Change of Control” means an event described in Section 13.1 of the Plan or such other definition as may be adopted by the Committee from time to time in its sole discretion.
     2.4 “Code” means the Internal Revenue Code of 1986, as amended.
     2.5 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.
     2.6 “Common Stock” means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of the Plan.
     2.7 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
     2.8 “Dividend Equivalents” shall have the meaning set forth in Section 14.3.
     2.9 “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.
     2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.11 “Fair Market Value” means, with respect to the Common Stock as of any date, the closing market price per share of the Common Stock at the end of the regular way trading session, which as of the effective date of this Plan is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

     2.12 “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 7.1.
     2.13 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Dividend Equivalent granted to an Eligible Recipient pursuant to the Plan.
     2.14 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
     2.15 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.
     2.16 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
     2.17 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.
     2.18 “Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, individually, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may appropriately adjust any evaluation of performance under such goals to exclude any of the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, uninsured catastrophic losses, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.
     2.19 “Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of Common Stock, cash, Stock Units or a combination of the foregoing, upon the achievement of established performance criteria.
     2.20 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.
     2.21 “Prior Plans” mean the Ceridian Corporation 1993 Long-Term Incentive Plan and the Ceridian Corporation 1990 Long-Term Incentive Plan.
     2.22 “Restricted Stock Award” means an award of Common Stock or Stock Units granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.
     2.23 “Retirement” means the termination (other than for Cause or by reason of death or Disability) of a Participant’s employment or other service on or after the date on which the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (such period of service to be determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination).

     2.24 “Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.
     2.25 “Securities Act” means the Securities Act of 1933, as amended.
     2.26 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.
     2.27 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.
     2.28 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.
     2.29 “Substitute Awards” shall mean Incentive Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
     2.30 “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 7.1.
     2.31 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.
3. Plan Administration.
     3.1 The Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the “Committee”) consisting solely of not less than two members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent directors” for purposes of the rules and regulations of the New York Stock Exchange, and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m). To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act and Section 162(m). Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.
     3.2 Authority of the Committee.
          (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock, Stock Units or any combination of the foregoing.
          (b) Except as otherwise provided in the remainder of this Section 3.2(b), the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an

Incentive Award, extend the term of an Incentive Award or accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. Without prior approval of the Company’s stockholders, the Committee shall not have the authority under the Plan to (i) amend or modify the terms of any pre-existing Option awards to lower the Option exercise price or (ii) authorize the grant of replacement Option awards in substitution for pre-existing Option awards that have been or are to be surrendered and canceled at any time when the Fair Market Value of the Common Stock is less than the exercise price applicable to such surrendered and canceled Option awards.
          (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the grant or vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.
          (d) The Committee may permit or require the deferral of any payment, issuance or other settlement of an Incentive Award subject to such rules and procedures as the Committee may establish, including the conversion of such payment, issuance or other settlement into Options or Stock Units and the payment or crediting of interest, dividends or dividend equivalents.
4. Shares Available for Issuance.
     4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 4,204,009 shares. The Committee may use shares available for issuance under the Plan as the form of payment for compensation, awards or rights earned or due under deferred or any other compensation plans or arrangements of the Company or any Subsidiary. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.
     4.2 Calculation of Shares Available. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. To the extent that any shares of Common Stock that are subject to an Incentive Award under the Plan or the Prior Plan (a) are not issued to a Participant due to the fact that such Incentive Award lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a Participant tenders (either by actual delivery or by attestation) shares of Common Stock already owned by the Participant to the Company in satisfaction of any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.
     4.3 Additional Limitations. Notwithstanding any other provisions of the Plan to the contrary and subject, in each case, to adjustment as provided in Section 4.4 of the Plan, (a) no more than 2,000,000 shares of Common Stock may be issued under the Plan with respect to Incentive Stock Options, (b) no more than 700,000 shares of Common Stock may be issued under the Plan with respect to Restricted Stock Awards that are not granted in lieu of cash compensation that would otherwise be payable to Participants, and (c) no Participant in the Plan may be granted Incentive Awards relating to more than 300,000 shares of Common Stock in the aggregate during any period of three consecutive fiscal years of the Company.

     4.4 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options and Stock Appreciation Rights, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.
5. Participation.
     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.
6. Options.
     6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Option. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.
     6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant or, with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant if the Option is an Incentive Stock Option and if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
     6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion) or by a combination of such methods.
     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

     6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.
7. Stock Appreciation Rights.
     7.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Incentive Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Incentive Award, or (c) without regard to any Option or other Incentive Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.
     7.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
          (a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which except in the case of Substitute Awards or in connection with an adjustment provided in Section 4.4, shall not be less than the Fair Market Value of one share of Common Stock on such date of grant of the right or the related Option, as the case may be.
          (b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole shares of Common Stock or other property, or any combination thereof.
          (c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.
          (d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the shares of Common Stock subject to the related Option exceeds the option price at which shares of Common Stock can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of shares of Common Stock covered by a related Option, then an exercise or termination of such Option shall not reduce the number of shares to which the Tandem Stock Appreciation Right applies until the number of shares then exercisable under such Option equals the number of shares of Common Stock to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.
          (e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

          (f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.
          (g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 7.2(g), but subject to Section 4.4, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 4.4, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.
          (h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in connection with any Award (other than an Option) as the Committee shall determine in its sole discretion.
8. Restricted Stock Awards.
     8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Restricted Stock Award. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria. Notwithstanding the foregoing and except as result of a Participant’s death or Disability or in connection with a Change of Control of the Company, Restricted Stock Awards that provide for (a) vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than one year from its date of grant and (b) time based vesting shall vest over a period of not less than three years from its date of grant; provided, however, that Restricted Stock Awards granted in lieu of some other form of compensation to an Eligible Recipient would be permitted without such vesting restrictions.
     8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.
     8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will not be subject to the same restrictions as the shares to which such dividends or distributions relate and will be paid currently to the Participant. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.
     8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may (a) place a legend on the stock certificates referring to such restrictions and may require Participants, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or (b) maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent for its Common Stock.

9. Performance Units.
     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock, Stock Units or any combination of the foregoing) or to consent to or disapprove the election by a Participant of the form of such payment. Notwithstanding the foregoing, Performance Units that provide for vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than three years from its date of grant; provided, however, that Performance Units granted in lieu of some other form of compensation to an Eligible Recipient would be permitted without such vesting restrictions.
10. Performance-Based Compensation Provisions.
     The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned on the achievement of one or more Performance Goals, and such Performance Goals will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of the stock options and stock appreciation rights where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award, as compared to other forms of compensation, including restricted stock awards. The maximum dollar value payable to any Participant with respect to Incentive Awards that are designated as such “performance-based compensation” and that are valued with reference to property other than shares of Common Stock may not exceed $5,000,000 in the aggregate during any period of three consecutive fiscal years of the Company. Such Committee shall also certify in writing that such performance goals have been met prior to payment of compensation to the extent required by Section 162(m).
11. Effect of Termination of Employment or Other Service.
     11.1 Rights Upon Termination. The Committee will have the authority, in its sole discretion, to determine the effect that termination of a Participant’s employment or other service with the Company and all Subsidiaries, whether due to death, Disability, Retirement or any other reason, will have on outstanding Incentive Awards then held by such Participant.
     11.2 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) or Stock Appreciation Rights then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Performance Units then held by such Participant to vest and/or continue to vest or become free of restrictions following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option, Stock Appreciation Right or Restricted Stock Award may continue to vest beyond its expiration date.
     11.3 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12. Payment of Withholding Taxes.
     12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.
     12.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan (up to the minimum statutory rate) by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.
13. Change of Control.
     13.1 Definitions. For purposes of this Section 13, the following definitions will apply:
          (a) “Benefit Plan” means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company or any Subsidiary for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Participant.
          (b) “Change of Control” means any of the following events:
               (1) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;
               (2) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company’s then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert;
               (3) the sale of the properties and assets of the Company, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;
               (4) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or
               (5) a change in the composition of the Board at any time during any consecutive 24 month period such that the “Continuity Directors” cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, “Continuity Directors” means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.
     13.2 Effect of a Change of Control. The Committee will have the authority, in its sole discretion, to determine the effect that a Change of Control of the Company will have on outstanding Incentive Awards then held by such Participant.

     13.3 Authority to Modify Change of Control Provisions. Prior to a Change of Control of the Company, unless otherwise provided in the agreement evidencing the Incentive Award, the Participant will have no rights under this Section 13, and the Committee will have the authority, in its sole discretion, to rescind, modify or amend the provisions of this Section 13 without the consent of any Participant.
14. Rights of Eligible Recipients and Participants; Transferability.
     14.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
     14.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as provided in Section 14.3 or as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.
     14.3 Dividend Equivalents. Subject to the provisions of the Plan and any Incentive Award, the recipient of an Incentive Award (including any Incentive Award deferred in accordance with procedures established pursuant to Section 3(d)) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of Common Stock (“Dividend Equivalents”) with respect to the number of shares of Common Stock covered by the Incentive Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.
     14.4 Restrictions on Transfer.
          (a) Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by Section 14.4(b) of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death. In the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) will be made by, the Participant’s designated beneficiary. For purposes of the Plan, a “designated beneficiary” will be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee will require in its sole discretion. If a Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant or dies before the designated beneficiary’s exercise of all rights under the Plan, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s personal representative.
          (b) The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) the award agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 14.4(b), (3) timely written notice of the transfer must be provided to the Company by the Participant, and (4) subsequent transfers of the transferred Options shall be prohibited except for those in accordance with Section 14.4(a).

Following transfer, any such Option and the rights of any transferee with respect thereto will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment or other service as provided in the Plan and in any applicable award agreement will continue to be applied with respect to the original Participant, with the transferee bound by the consequences of any such termination of employment or service as specified in the Plan and the applicable award agreement. The Company will be under no obligation to provide notice of termination of a Participant’s employment or other service to any transferee of such Participant’s Options. Notwithstanding any Option transfer pursuant to this Section 14.4(b), the Participant will remain subject to and liable for any employment-related taxes in connection with the exercise of such Option.
     14.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
15. Securities Law and Other Restrictions.
     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
16. Plan Amendment, Modification and Termination.
     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no Material Amendment of the Plan shall be made without approval of the stockholders of the Company. For the purposes hereof, a “Material Amendment of the Plan” shall mean any amendment that (a) requires stockholder approval pursuant to Section 422 of the Code or the rules of the New York Stock Exchange or (b) increases the authorized shares, the benefits to Participants, or the class of Participants under the Plan. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.4 and Section 13 of the Plan.
17. Effective Date and Duration of the Plan.
     The Plan is effective as of February 3, 1999, the date it was adopted by the Board. The Plan will terminate at midnight on February 2, 2009, and may be terminated prior thereto by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to vest, or become free of restrictions, in accordance with their terms.
18. Miscellaneous.
     18.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.
     18.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.
As Amended: May 15, 2007